Exhibit 99.1

November 24, 2015

Community Choice Financial Inc., Provides One-Time Update on Certain Pending Strategic Initiatives

Dublin, OH, November 24, 2015 - As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (the “quarterly report”), the Company recently undertook a number of strategic initiatives.  The strategic initiatives were undertaken in anticipation of the potential impact of the forthcoming rules of the Consumer Financial Protection Bureau, which are expected to be released in 2016. As further disclosed in the Company’s quarterly report, the strategic initiatives included the curtailing of opening new stores and commencing store consolidation programs, heightened underwriting requirements, a consolidation of certain functions within the company and a reduction in headcount through turnover.

As disclosed in the Company’s quarterly report, management noted improving trends in portfolio performance through the third quarter and that provision for loan losses also improved through the quarter. While trends improved through the third quarter, they were not sufficient to offset the initial negative impacts resulting from implementing the strategic initiatives.

Given the Company’s disclosure in its quarterly report regarding the implementation of, and expected impact from the implementation of, these strategic initiatives, the Company believes it is appropriate to provide additional one-time disclosure regarding the on-going impact of these changes. The Company does not expect to provide similar on-going updates on its financial condition and results of operations, including as a result of the strategic initiatives, in the future (outside of its annual and quarterly reports).

For September 2015, the Company’s monthly operating gross profit had recovered and was in line with the prior year’s operating gross profit. Further, through continued improvement in the provision for loan losses and operating leverage, partially as a result of the realization of the impact of the strategic initiatives, operating gross profit in October 2015 exceeded that of October of 2014.

Total CCFI Summary Totals - All Dollars in $000s	Apr 2015	May 2015	Jun 2015	Jul 2015	Aug 2015	Sep 2015	Oct 2015
Total Revenue	$41,697	$44,365	$44,201	$46,659	$46,818	$44,111	$43,018
Provision for Loan Losses % of Revenue	34.8%	42.0%	42.5%	46.0%	44.6%	40.9%	35.2%
Total Net Revenue (a)	$27,199	$25,743	$25,405	$25,189	$25,939	$26,082	$27,884
Operating Expenses % of Revenue	42.4%	39.2%	42.7%	43.5%	40.1%	35.5%	35.0%
Operating Gross Profit % of Revenue	22.8%	18.8%	14.7%	10.5%	15.3%	23.7%	29.9%

(a) Net Revenue is the sum of Total Revenue less Provision for Loan Losses

The foregoing table contains financial information that has not been audited or reviewed by the Company’s independent accountants.  Readers are cautioned not to place undue reliance on this financial information, that this financial information may differ from that required to be included in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and this financial information may not be indicative of the Company’s financial condition or operating results that would be reflected in the Company’s financial statements prepared in accordance with GAAP or otherwise in its reports prepared pursuant to the Exchange Act. Readers are also cautioned that these interim results should not be viewed as indicative of future results. Readers should note that the October 2015 results are subject to quarterly adjustments.

While the Company’s financial condition and results of operations remain susceptible to the risk factors and other trends disclosed in its quarterly and annual reports and no assurances can be made as to the Company’s continued performance for the remainder of the quarter, the Company expects to continue to see the continued positive impact from the implementation of the strategic initiatives for the remainder of the quarter.

About Community Choice Financial Inc.

Community Choice Financial Inc. is a leading retailer of financial services to unbanked and underbanked consumers through a network of 535 retail storefronts across 15 states and via the internet across 29 states. CCFI focuses on providing consumers with a wide range of convenient financial products and services to help them manage their day-to-day financial needs including consumer loans, check cashing, prepaid debit cards, money transfers, bill payments, and money orders. Please visit www.ccfi.com for more information.

Cautionary Statement Concerning Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (“Act”) provides a safe harbor for forward-looking statements. Certain statements in this report are forward-looking statements within the meaning of the Act, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook,” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected revenues, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate.

Forward-looking statements are and will be based upon management’s then current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the ongoing impact of the economic and credit crisis, leveling demand for our products, our inability to successfully execute strategic initiatives, including our ability to recognize the expected benefits from the strategic initiatives undertaken in the third quarter of 2015, integration of acquired businesses, competitive pressures, economic pressures on our customers and us, regulatory and legislative changes, the impact of legislation, the risks discussed under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, and other factors discussed from time to time.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements whether as a result of new information, future events or otherwise.

Readers are advised, however, to consult any further disclosures we make on related subjects in our public announcements, releases and reports.